UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2006

Zhongpin Inc.
(Exact name of registrant as specified in charter)

Delaware	333-112111	54-2100419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Changshe Road, Changge City, Henan Province
The People’s Republic of China
(Address of principal executive offices)	(Zip Code)

011 86 374-6216633
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

     This filing amends our Current Report on Form 8-K dated May 17, 2006 that we filed with the Securities and Exchange Commission on May 18, 2006, to amend the Investor Presentation filed as Exhibit 99.1 thereto. The amended Investor Presentation, which replaces one of the slides included therein and deletes the slide entitled “Ownership,” is filed as Exhibit 99.1 to this Current Report on Form 8-K/A, which is incorporated herein by reference.

     Certain statements contained in the Investor Presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, among others, uncertainties relating to general economic and business conditions, intense competition for the acquisition of businesses, and domestic and foreign government regulations. Other risks are described in “risk factors” in Item 1A of our Annual Report on Form 10-K, as amended, for the transition period from June 30, 2005 to December 31, 2005.

     The information contained herein and in the accompanying exhibit is being furnished pursuant to “Item 7.01 Regulation FD.” The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Investor Presentation of Zhongpin Inc. dated May 17, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zhongpin Inc

(Registrant)

By:	/s/ Xianfu Zhu

Name:	Xianfu Zhu
Title:	Chief Executive Officer

Dated: May 22, 2006

Exhibit Index

Exhibit No.	Description

99.1	Investor Presentation of Zhongpin Inc. dated May 17, 2006.